Exhibit 99.1

Walker & Dunlop Reports Fourth Quarter 2025 Financial Results

FOURTH QUARTER 2025 HIGHLIGHTS

●	Total transaction volume of $18.3 billion, up 36% from Q4’24
●	Total revenues of $340.0 million, flat from Q4’24
●	Net loss of $13.9 million and diluted loss per share of $0.41, both down 131% from Q4’24
●	Adjusted EBITDA(1) of $38.8 million, down 59% from Q4’24
●	Adjusted core EPS(2) of $0.28, down 79% from Q4’24
●	Servicing portfolio of $144.0 billion as of December 31, 2025, up 6% from December 31, 2024

FULL-YEAR 2025 HIGHLIGHTS

●	Total transaction volume of $54.8 billion, up 37% from 2024
●	Total revenues of $1.2 billion, up 9% from 2024
●	Net income of $56.2 million and diluted earnings per share of $1.64, down 48% and 49%, respectively, from 2024
●	Adjusted EBITDA(1) of $262.6 million, down 20% from 2024
●	Adjusted core EPS(2) of $3.50, down 30% from 2024

BETHESDA, MD – FEBRUARY 26, 2026 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company”, “Walker & Dunlop” or “W&D”) reported fourth quarter results that reflect significant improvement in its core Capital Markets business, which delivered a 36% increase in total transaction volume to $18.3 billion year over year, and generated fourth quarter revenues of $340 million. The Company reported a diluted loss per share of $0.41 in the fourth quarter of 2025. Adjusted EBITDA decreased to $38.8 million, and adjusted core EPS also declined to $0.28. Included in the Company’s reported results this quarter are $66.2 million of expenses associated primarily with (i) impairment charges and other losses related to underperforming assets the Company plans to sell in 2026, and (ii) operating costs and losses resulting from indemnified and repurchased loans. The Company ended the year with $299 million of cash and cash equivalents, as the majority of the impairment charges and other losses taken in the fourth quarter were non-cash. The recurring cash revenues driven by the Company’s $144 billion loan servicing portfolio and strength of the balance sheet led the Company’s Board of Directors to declare a dividend of $0.68 per share for the first quarter of 2026, a 1.5% increase over the 2025 quarterly dividend and a 172% increase since the dividend was initiated in 2018.

“We closed 2025 with strong momentum across our business after growing total transaction volume each quarter throughout the year from $7 billion in Q1’25 to $18 billion in Q4’25, up 161%” commented Walker & Dunlop Chairman and CEO Willy Walker. “As the commercial real estate transaction market continues to improve, our people and our brand are winning, reflected in our growing market share, and strong league table rankings. We finished the year as the #1 Fannie Mae DUS lender, #3 Freddie Mac Optigo lender, the second-largest combined GSE loan originator, and the fourth-largest multifamily property sales broker in the United States.”

Mr. Walker continued, “Our fourth quarter results were impacted by loan repurchase expenses and impairment charges related to our real estate owned portfolio. As we move forward from these issues, we feel very well positioned for growth in 2026 and beyond. With a $144 billion servicing portfolio generating durable recurring revenue, a robust Capital Markets pipeline building early in the year, and an improving macroeconomic backdrop for commercial real estate, we are focused on generating top and bottom-line growth in 2026 and beyond. Our mission is to become the very best commercial real estate capital markets company in the world, and that journey begins now."

Fourth quarter 2025 Earnings Release

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

CONSOLIDATED FOURTH QUARTER 2025

OPERATING RESULTS

TRANSACTION VOLUMES
(in thousands)	Q4 2025	Q4 2024	$ Variance	% Variance
Fannie Mae	$2,785,231	$3,225,633	$(440,402)	(14)%
Freddie Mac	2,023,592	1,553,495	470,097	30
Ginnie Mae - HUD	153,748	116,437	37,311	32
Brokered (1)	8,675,937	4,893,643	3,782,294	77
Principal Lending and Investing (2)	167,700	207,000	(39,300)	(19)
Debt financing volume	$13,806,208	$9,996,208	$3,810,000	38%
Property sales volume	4,524,142	3,450,614	1,073,528	31
Total transaction volume	$18,330,350	$13,446,822	$4,883,528	36%
(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.

DISCUSSION OF QUARTERLY RESULTS:

●	Total transaction volume grew 36% to $18.3 billion in the fourth quarter of 2025, reflecting Walker & Dunlop’s strong position within an increasingly active commercial real estate transactions market.
●	Fannie Mae and Freddie Mac (collectively, the “GSEs”) debt financing volumes remained relatively flat in the fourth quarter of 2025, increasing less than 1% compared to the fourth quarter of 2024. Walker & Dunlop’s 2025 GSE market share was 11.2%, up from 10.3% in 2024. Walker & Dunlop was ranked the largest Fannie Mae lender for the seventh consecutive year and the third-largest Freddie Mac lender for 2025, improving from fourth largest in 2024, and finishing the year as the second largest lender with the GSEs on a combined basis.
●	HUD debt financing volume increased 32% from the prior year as our team continues to expand and deliver strong results for our clients, ranking the Company as one of the top five HUD lenders in 2025.
●	The 77% increase in brokered debt financing volume during the fourth quarter of 2025 reflected a strong supply of capital to the commercial real estate transaction markets from life insurance companies, banks, commercial mortgage-backed securities, and other private capital providers.
●	Property sales volume increased 31% in the fourth quarter of 2025. Walker & Dunlop maintains a strong position in the institutional multifamily property sales markets and finished the year as the fourth largest seller of multifamily assets greater than $25 million, up from the seventh largest in 2024, and representing over 10% of the institutional market. Macroeconomic fundamentals supporting the multifamily market, such as steady absorptions, a significant decline in new construction starts across most markets, and the widening affordability gap between renting versus owning, continue to drive a recovery in the multifamily acquisitions market.

Fourth quarter 2025 Earnings Release

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q4 2025	Q4 2024	$ Variance	% Variance
Fannie Mae	$72,708,372	$68,196,744	$4,511,628	7%
Freddie Mac	42,595,441	39,185,091	3,410,350	9
Ginnie Mae - HUD	11,563,020	10,847,265	715,755	7
Brokered	17,111,320	17,057,912	53,408	-
Total Servicing Portfolio	$143,978,153	$135,287,012	$8,691,141	6%
Assets under management	18,631,100	18,423,463	207,637	1
Total Managed Portfolio	$162,609,253	$153,710,475	$8,898,778	6%
Average custodial escrow account deposits (in billions)	$2.9	$3.2
Weighted-average servicing fee rate at period end (basis points)	23.6	24.2
Weighted-average remaining servicing portfolio term at period end (years)	7.2	7.7

DISCUSSION OF QUARTERLY RESULTS:

●	Our servicing portfolio continues to grow, primarily as a result of additional Fannie Mae, Freddie Mac, and HUD (collectively, “Agency”) debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.
●	During the fourth quarter of 2025, we added $4.6 billion of net loans to our servicing portfolio, and over the past 12 months, we added $8.7 billion of net loans to our servicing portfolio, with the growth led primarily by Fannie Mae and Freddie Mac loans.
●	$12.2 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years, which presents an opportunity for our GSE loan servicing portfolios to continue scaling as our Capital Markets team continues to deliver top end market share with the GSEs. The maturing loans, with a weighted-average servicing fee of 28 basis points, represent only 10% of the total Agency loans in our portfolio. Over the next five years, 53% of Agency loans will mature, providing an opportunity for us to recapitalize or sell these deals for our clients in the coming years.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio are reported at an amortized cost of $808 million as of December 31, 2025, while the fair value is estimated at $1.4 billion. The long-term contractual nature of the servicing rights, coupled with ancillary revenues earned from the portfolio, generate attractive upside and value above our cost basis.
●	Assets under management totaled $18.6 billion as of December 31, 2025, and consisted of $15.9 billion of low-income housing tax credit (“LIHTC”) funds managed by our affordable housing investment management team, and $1.8 billion of debt funds and $0.9 billion of equity funds managed by our registered investment advisor, WDIP.

KEY PERFORMANCE METRICS
(in thousands, except per share amounts)	Q4 2025	Q4 2024	$ Variance	% Variance
Walker & Dunlop net income (loss)	$(13,911)	$44,836	$(58,747)	(131)%
Adjusted EBITDA	38,755	94,577	(55,822)	(59)
Diluted earnings (loss) per share	$(0.41)	$1.32	$(1.73)	(131)%
Adjusted core EPS	$0.28	$1.34	$(1.06)	(79)%
Operating margin	(5)%	15%
Return on equity	(3)	10
Key Expense Metrics (as a % of total revenues):
Personnel expense	55%	50%
Other operating expenses	10	11

DISCUSSION OF KEY PERFORMANCE METRICS:

●	The decreases in net income and diluted earnings per share were primarily the result of increases in indemnified and repurchased loan expenses and asset impairments and other expenses during the fourth quarter. In the first quarter of 2026, the Company made the strategic decision to sell a portfolio of underperforming assets that was acquired in 2021 from Alliant.

Fourth quarter 2025 Earnings Release

Affordable assets have recovered more slowly than market rate assets, particularly in rent-controlled markets, and the carrying value of these assets was above the expected fair value, resulting in $26.1 million of asset impairment charges and accrued losses this quarter. In addition, we recognized a total of $35.5 million of indemnified and repurchased loan expenses and credit losses in the quarter in connection with all loans we have repurchased, indemnified or expect to indemnify.
●	Total revenues decreased less than 1% this quarter, while total expenses increased 24% as a result of the aforementioned asset impairment charges and other expenses, and indemnified and repurchased loan expenses, leading to the year-over-year decline in our operating margin and net income. The decrease in net income was the primary factor in the decrease in return on equity.
●	The increase in personnel expense as a percentage of total revenues was principally the result of an increase in variable compensation driven by the growth in loan origination and debt brokerage fees, net (“origination fees”) for the quarter.
●	The 59% decrease in adjusted EBITDA was largely related to the aforementioned increases in asset impairments and other expenses and the non-credit portion of indemnified and repurchased loan expenses, coupled with increased personnel expenses and a decrease in other revenues.
●	Adjusted core EPS decreased 79%, largely for the same reasons that adjusted EBITDA decreased.

KEY CREDIT METRICS
(in thousands)	Q4 2025	Q4 2024	$ Variance	% Variance
At-risk servicing portfolio (1)	$68,649,960	$63,365,672	$5,284,288	8%
Maximum exposure to at-risk portfolio (2)	14,052,667	12,893,593	1,159,074	9
Defaulted loans (3)	$158,821	$41,737	$117,084	281%
Key credit metrics (as a % of the at-risk portfolio):
Defaulted loans	0.23%	0.07%
Allowance for risk-sharing	0.05	0.04
Key credit metrics (as a % of maximum exposure):
Allowance for risk-sharing	0.27%	0.22%

(1)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(2)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(3)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac small balance pre-securitized loans (“SBL”) portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e., loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

DISCUSSION OF KEY CREDIT METRICS:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.
●	As of December 31, 2025, 14 at-risk loans were in default with an aggregate unpaid principal balance (“UPB”) of $158.8 million, compared to ten loans with an aggregate UPB of $139.0 million as of September 30, 2025, and six at-risk loans in default with an aggregate UPB of $41.7 million as of December 31, 2024. The collateral-based reserves on defaulted loans were $12.6 million and $4.0 million as of December 31, 2025 and 2024, respectively. The approximately 3,200 remaining loans in the at-risk servicing portfolio continue to exhibit strong credit quality, with low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.

Fourth quarter 2025 Earnings Release

●	We recorded a provision for credit losses of $3.1 million in the fourth quarter of 2025, primarily related to updated loss reserves for loans that previously defaulted.

INDEMNIFIED AND REPURCHASED LOANS
(in thousands)			12/31/2025	12/31/2024
Loans held for investment:
Indemnified loans			$46,253	$24,617
Repurchased loans			36,926	12,309
Allowance for loan losses			(5,410)	(4,060)
Loans held for investment, net			$77,769	$32,866
Other real estate owned			14,756	14,756
Other asset, net			24,124	25,524
Total balance included in Other assets			$116,649	$73,146
Other Liabilities:
Secured borrowings			$83,402	$59,441
Indemnification reserves(1)			23,920	5,527
Total balance included in Other liabilities			$107,322	$64,968

(in thousands)	Q4 2025	Q4 2024	YTD 2025	YTD 2024
Initial loan repurchase costs	$7,996	$7,041	$8,318	$7,041
Indemnified and repurchased loan operating costs	7,696	1,414	12,440	3,532
Expected principal losses on loan repurchase ("loan repurchase losses")	20,092	-	20,092	-
Indemnified and repurchased loan expenses	$35,784	$8,455	$40,850	$10,573
Provision (benefit) for loan losses - Indemnified Loans (2)	$(300)	$3,760	$199	$11,860
Total impact of indemnified and repurchased loans	$35,484	$12,215	$41,049	$22,433
(1)	Refer to NOTE 2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for more information about the nature of these reserves.
(2)	Included as a component of Provision (benefit) for credit losses in the Consolidated Statements of Income.

DISCUSSION OF INDEMNIFIED AND REPURCHASED LOANS:

●	During the past two years, we have repurchased, indemnified or expect to indemnify the GSEs for $221.6 million of loans, including $134.3 million of loans during the fourth quarter 2025.
●	In the first quarter of 2026, the Company completed an internal investigation into fraudulent borrower activity on certain loans sold to Freddie Mac. Stemming from that investigation, Freddie Mac has either asked us, or we expect they will ask us, to repurchase three portfolios of loans associated with three separate borrowers with a UPB of $134.3 million. We executed a forbearance and indemnification agreement for one of the portfolios of loans with a UPB of $50.7 million that delays the repurchase of the loans until the fourth quarter of 2027 and indemnifies Freddie Mac for any losses until the repurchase date. We are negotiating a forbearance and indemnification agreement with Freddie Mac for the second portfolio of loans with a UPB of $49.3 million, and we expect to negotiate a forbearance and indemnification agreement for the third portfolio of loans with a UPB of $34.3 million in the first half of 2026.
●	Prior to the fourth quarter, our approach to repurchased and indemnified loans was to operate them with the intent of repositioning them to recover a portion of the losses incurred. That approach no longer aligns with our long-term strategy, and we shifted our focus for the $87.3 million of assets repurchased or indemnified in 2024 to a near-term exit strategy.
●	We have repurchased loans with a UPB totaling $52.5 million over the last two years, and those loans are currently valued at $47.7 million. We are evaluating the most effective path to selling those assets. We have indemnification agreements in place for another $83.4 million of loans as of December 31, 2025, with collateral posted of $22.7 million, resulting in a maximum cash outlay over the next two years of $60.7 million. We expect to sell the loans or underlying assets associated with the loans prior to the expiration of the indemnification agreements in order to pay off the repurchase obligation.

Fourth quarter 2025 Earnings Release

FOURTH QUARTER 2025

FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income before taxes, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt, which pays a variable interest rate, remained flat at $16.0 million for the fourth quarter, primarily due to lower average interest rates during the fourth quarter of 2025 compared to the fourth quarter of 2024, largely offset by an increase in the balance outstanding from the refinancing of our debt in the first quarter of 2025.
●	Income tax expense decreased $16.4 million, or 150% year over year, primarily resulting from the 136% decrease in income before taxes during the fourth quarter of 2025 compared to 2024, partially offset by a one-time benefit in international taxes in 2024 with no comparable benefit in 2025.

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	Q4 2025	Q4 2024	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("Origination fees")	$101,739	$91,732	$10,007	11%
Fair value of expected net cash flows from servicing, net of guaranty obligation ("MSR income")	50,060	55,920	(5,860)	(10)
Property sales broker fees	28,488	21,175	7,313	35
Net warehouse interest income (expense), loans held for sale ("LHFS")	(909)	(2,458)	1,549	(63)
Other revenues	11,457	14,693	(3,236)	(22)
Total revenues	$190,835	$181,062	$9,773	5%
Personnel	$141,266	$122,601	$18,665	15%
Amortization and depreciation	1,146	1,139	7	1
Interest expense on corporate debt	4,316	4,451	(135)	(3)
Goodwill impairment	—	33,000	(33,000)	(100)
Fair value adjustments to contingent consideration liabilities	—	(38,125)	38,125	(100)
Asset impairments and other expenses	—	460	(460)	(100)
Other operating expenses	6,713	5,453	1,260	23
Total expenses	$153,441	$128,979	$24,462	19%
Income (loss) before taxes	$37,394	$52,083	$(14,689)	(28)%
Income tax expense (benefit)	10,170	11,586	(1,416)	(12)
Net income before temporary equity holders	$27,224	$40,497	$(13,273)	(33)%
Less: net income (loss) attributable to temporary equity holders	837	—	837	N/A
Walker & Dunlop net income (loss)	$26,387	$40,497	$(14,110)	(35)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee rate(1)	0.75%	0.94%
Agency MSR rate(2)	1.01	1.14
Key performance metrics:
Operating margin	20%	29%
Adjusted EBITDA	$(4,212)	$4,173	$(8,385)	(201)%
Diluted earnings (loss) per share	$0.77	$1.20	$(0.43)	(36)%

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of Agency debt financing volume.

Fourth quarter 2025 Earnings Release

CAPITAL MARKETS – DISCUSSION OF QUARTERLY RESULTS:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, investment banking, and housing market research businesses.

●	Transaction volume growth of 36% this quarter was the principal driver of the 5% revenue growth for the segment. Revenues grew at a slower pace than transaction volumes principally due to (i) the increase in origination fees, driven primarily by debt brokerage and property sales transaction growth and several large transactions this quarter; and (ii) lower non-cash MSR income on our new Fannie Mae loan originations.
●	Debt brokerage and property sales transactions generally carry lower origination fee rates than Agency transactions. Large portfolio transactions also generate lower origination fee rates than smaller transactions, all else equal. The combination of these two factors this quarter drove the decline in the origination fee rate to 75 basis points this quarter, compared to 94 basis points in the year ago fourth quarter.
●	The decrease in MSR income was largely a result of the decrease in the Agency MSR rate. The Agency MSR rate decreased due to a decline in the weighted-average servicing fee (“WASF”) on Fannie Mae originations. Borrowers continue opting for shorter duration loans due to the shape of the yield curve and the desire to maintain optionality in the short term as interest rates continue normalizing.
●	Property sales broker fees increased year over year primarily due to the 31% increase in property sales volume, coupled with an increase in the property sales broker fee rate year over year.
●	Personnel expense increased in the fourth quarter of 2025 primarily due to an increase in commission costs primarily resulting from growth in origination and property sales broker fees, coupled with an increase in salaries and benefits resulting from an increase in average segment headcount.
●	The change in fair value adjustments to contingent consideration liabilities year over year was due to an adjustment taken in the fourth quarter of 2024 with no comparable adjustment in the current year quarter. The adjustment for the fourth quarter of 2024 was driven by the reduction of an expected payout of earnouts associated with a technology acquisition and one of our previous brokerage acquisitions, as both were no longer expected to achieve specific long-term performance hurdles because of the sharp declines in transaction volumes in 2023 and 2024.
●	The decrease in adjusted EBITDA was primarily due to the decrease in income before taxes, coupled with an increase in personnel expenses, partially offset by increases in origination fees and property sales broker fees.

Fourth quarter 2025 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	Q4 2025	Q4 2024	$ Variance	% Variance
Origination fees	$1,875	$2,210	$(335)	(15)%
Servicing fees	86,339	82,961	3,378	4
Investment management fees	11,192	(3,110)	14,302	(460)
Net warehouse interest income, loans held for investment	—	272	(272)	(100)
Placement fees and other interest income	33,468	40,278	(6,810)	(17)
Other revenues	10,424	34,687	(24,263)	(70)
Total revenues	$143,298	$157,298	$(14,000)	(9)%
Personnel	$23,959	$23,967	$(8)	(0)%
Amortization and depreciation	58,269	65,155	(6,886)	(11)
Provision (benefit) for credit losses	3,105	4,529	(1,424)	(31)
Interest expense on corporate debt	10,200	9,986	214	2
Fair value adjustments to contingent consideration liabilities	(8,243)	(10,830)	2,587	(24)
Indemnified and repurchased loan expenses	35,784	8,455	27,329	323
Asset impairments and other expenses	26,055	621	25,434	4,096
Other operating expenses	6,541	15,526	(8,985)	(58)
Total expenses	$155,670	$117,409	$38,261	33%
Income (loss) before taxes	$(12,372)	$39,889	$(52,261)	(131)%
Income tax expense (benefit)	(3,818)	7,007	(10,825)	(154)
Net income before noncontrolling interests	$(8,554)	$32,882	$(41,436)	(126)%
Less: net income (loss) from noncontrolling interests	(36)	(3,671)	3,635	(99)
Walker & Dunlop net income (loss)	$(8,518)	$36,553	$(45,071)	(123)%
Key performance metrics:
Operating margin	(9)%	25%
Adjusted EBITDA	$79,792	$123,768	$(43,976)	(36)%
Diluted earnings (loss) per share	$(0.26)	$1.07	$(1.33)	(124)%

SERVICING & ASSET MANAGEMENT – DISCUSSION OF QUARTERLY RESULTS:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $8.7 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year.
●	Investment management fees increased primarily due to an increase in investment management fees from our LIHTC operations, due to higher asset dispositions in the fourth quarter of 2025. Our LIHTC business recognizes asset management fees through cash flows from its underlying property level investments and the sale, or realization, of those property level investments.
●	The primary driver in the decrease in placement fees was a decline in the placement fee rates on escrow deposits as a result of the lower short-term interest rate environment in 2025 compared to 2024, combined with a decrease in the average replacement reserve escrow balance period over period.
●	During the fourth quarter of 2024, we entered into an agreement to sell a portfolio of affordable assets, including some of the assets, which we have operated since the acquisition of Alliant in 2021. The sale of one of the assets closed in the fourth quarter of 2024, generating a gain on sale of $26.5 million included in other revenues for this segment, explaining the year over year decline in that line item. The remaining assets included in that sale were expected to close in 2025 upon receipt of customary consents. Those consents are still in process, and that sale is now expected to close in the first half of 2026. However, intangible and other assets were written off in the fourth quarter of 2024 in connection with the agreement to sell the assets, explaining most of the decline in amortization and depreciation this year.

Fourth quarter 2025 Earnings Release

●	The change in fair value adjustments to contingent consideration liabilities was primarily due to an $8.2 million contingent consideration revaluation in the fourth quarter of 2025 compared to a $10.8 million revaluation in the fourth quarter of 2024, as the earnout targets for our LIHTC acquisition were not fully achieved.
●	The increase in indemnified and repurchased loan expenses was primarily driven by the repurchase requests as outlined in the Indemnified and Repurchased Loans section above.
●	The increase in asset impairments and other expenses was primarily driven by the asset impairments recorded in the fourth quarter of 2025 as outlined in the Key Performance Metrics section above.
●	Other operating expenses decreased largely due to a decrease in professional fees, driven by a decline in legal costs at one of our LIHTC subsidiaries.
●	The decrease in losses attributed to noncontrolling interests is the result of a change in the ownership of an entity producing losses in 2024. As part of a larger transaction with the noncontrolling interest holder, we regained full control of the entity at the end of 2024. The remaining noncontrolling interests in 2025 are immaterial.

FINANCIAL RESULTS - CORPORATE
(in thousands)	Q4 2025	Q4 2024	$ Variance	% Variance
Other interest income	$3,617	$3,684	$(67)	(2)%
Other revenues	2,274	(593)	2,867	(483)
Total revenues	$5,891	$3,091	$2,800	91%
Personnel	$21,888	$22,610	$(722)	(3)%
Amortization and depreciation	2,669	1,760	909	52
Interest expense on corporate debt	1,467	1,484	(17)	(1)
Asset impairments and other expenses	4,335	—	4,335	N/A
Other operating expenses	19,111	17,089	2,022	12
Total expenses	$49,470	$42,943	$6,527	15%
Income (loss) before taxes	$(43,579)	$(39,852)	$(3,727)	9%
Income tax expense (benefit)	(11,799)	(7,638)	(4,161)	54
Walker & Dunlop net income (loss)	$(31,780)	$(32,214)	$434	(1)%
Key performance metric:
Adjusted EBITDA	$(36,825)	$(33,364)	$(3,461)	10%
Diluted earnings (loss) per share	$(0.92)	$(0.95)	$0.03	(3)%

CORPORATE – DISCUSSION OF QUARTERLY RESULTS:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	Total revenues increased primarily due to an increase in other revenues driven by income from equity method investments resulting from improved performance.
●	Personnel expenses decreased 3% in the fourth quarter of 2025 due to a decrease in variable compensation related to company performance, partially offset by an increase in salaries and benefits.
●	The increase in asset impairments and other expenses was primarily due to increased legal and other professional fees related to the aforementioned borrower fraud investigation, as well as approximately $2.1 million of third party costs incurred in connection with an M&A opportunity that did not materialize.
●	Other operating expenses increased largely as a result of increased software costs and travel and entertainment expenses for an annual corporate event held in the fourth quarter 2025, with no comparable event in 2024.

Fourth quarter 2025 Earnings Release

FULL-YEAR 2025

CONSOLIDATED OPERATING RESULTS

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income before taxes, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt decreased $5.0 million, or 7% from the prior year, primarily due to lower average interest rates during 2025 compared to 2024, partially offset by an increase in the balance outstanding from the aforementioned refinancing of our debt.
●	Income tax expense decreased $8.5 million, or 28% year over year, primarily driven by a 40% decrease in income before taxes, partially offset by a decrease in excess tax benefits. In 2025, we recognized a $1.4 million shortfall in excess tax benefits compared to a $1.7 million benefit in 2024. The shortfall resulted from the change between the grant date and vesting date fair values of share-based compensation that vested during the year.

FULL-YEAR OPERATING RESULTS AND KEY PERFORMANCE METRICS
(in thousands)	2025	2024	$ Variance	% Variance
Debt financing volume	$41,483,695	$30,154,666	$11,329,029	38%
Property sales volume	13,349,892	9,751,223	3,598,669	37
Total transaction volume	$54,833,587	$39,905,889	$14,927,698	37%
Total revenues	1,234,306	1,132,490	101,816	9
Total expenses	1,155,308	1,000,989	154,319	15
Walker & Dunlop net income (loss)	$56,247	$108,167	$(51,920)	(48)%
Adjusted EBITDA	262,616	328,549	(65,933)	(20)
Diluted earnings (loss) per share	$1.64	$3.19	$(1.55)	(49)%
Adjusted core EPS	$3.50	$4.97	$(1.47)	(30)%
Operating margin	6%	12%
Return on equity	3	6

DISCUSSION OF FULL-YEAR RESULTS:

●	The increase in total transaction volume was primarily driven by a 39% increase in Agency debt financing volume, a 37% increase in brokered debt financing volume, and a 37% increase in property sales volume year over year.
●	The 9% growth in Walker & Dunlop total revenues in 2025 was outpaced by the 15% increase in total expenses, primarily due to increases in indemnified and repurchased loan expenses, asset impairments and other expenses, and increased variable compensation costs associated with the 37% increase in total transaction volume. The decline in net income and diluted EPS were principally attributable to a 40% decrease in income before taxes.
●	Adjusted EBITDA decreased primarily due to decreases in placement fees and other interest income and other revenues, coupled with increased personnel costs and indemnified and repurchased loan expenses and a decrease in losses attributable to non-controlling interest holders. These changes were partially offset by increases in origination fees, property sales broker fees, and servicing fees.
●	Diluted EPS decreased 49% year over year, in tandem with the 48% decline in net income, compared to a decrease of 30% year over year for adjusted core EPS. Adjusted core EPS decreased largely for the same reasons that adjusted EBITDA decreased.

Fourth quarter 2025 Earnings Release

FULL-YEAR 2025

FINANCIAL RESULTS BY SEGMENT

FULL-YEAR FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	2025	2024	$ Variance	% Variance
Total revenues	$646,950	$524,841	$122,109	23%
Total expenses	521,275	437,549	83,726	19
Walker & Dunlop net income (loss)	$89,819	$66,664	$23,155	35%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee rate(1)	0.83%	0.92%
Agency MSR rate(2)	0.96	1.14
Key performance metrics:
Operating margin	19%	17%
Adjusted EBITDA	$(16,980)	$(28,258)	$11,278	(40)%
Diluted earnings (loss) per share	2.62	1.97	0.65	33

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of Agency debt financing volume.

CAPITAL MARKETS - DISCUSSION OF FULL-YEAR RESULTS:

●	Total revenues increased primarily due to increases in origination fees, MSR income, and property sales broker fees due to the 37% increase in total transaction volume, partially offset by a decline in our origination fee and MSR rates. Although our Agency debt financing volume grew significantly, the competitive environment in the multifamily debt financing market throughout 2025 resulted in a reduction in the origination fee rate for Agency originations and the overall origination fee rate, particularly for Freddie Mac originations. Additionally, we originated a large Fannie Mae portfolio during the second quarter of 2025, with no comparable activity in 2024, contributing to the decline in origination fee rates as large portfolios earn lower fee margins.
●	The increase in total expenses was primarily related to increases in personnel costs mostly due to (i) increased commission costs resulting from the growth in origination fees and property sales broker fees, (ii) increased salaries and benefits largely related to an increase in average segment headcount, and (iii) increased severance expense, resulting from the separation of several underperforming producers.
●	Net income, Diluted EPS and adjusted EBITDA for the Capital Markets segment have improved sequentially the last three years and represent a direct reflection of the steady improvement in overall Capital Markets transaction volumes. The increases in operating margin, adjusted EBITDA, and diluted EPS were largely the result of the increased total transaction volume year over year.

FULL-YEAR FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	2025	2024	$ Variance	% Variance
Total revenues	$566,564	$591,649	$(25,085)	(4)%
Total expenses	448,712	396,024	52,688	13
Walker & Dunlop net income (loss)	$85,112	$157,750	$(72,638)	(46)%
Key performance metrics:
Operating margin	21%	33%
Adjusted EBITDA	$419,049	$485,382	$(66,333)	(14)%
Diluted earnings (loss) per share	2.48	4.65	(2.17)	(47)

SERVICING & ASSET MANAGEMENT - DISCUSSION OF FULL-YEAR RESULTS:

●	The decrease in total revenues in 2025 was primarily the result of a decline in placement fees and other interest income and other revenues. Placement fees and other interest income was impacted by lower average placement fees earned on escrow

Fourth quarter 2025 Earnings Release

deposits resulting from lower short-term interest rates, while other revenues were impacted by the sale of an affordable asset in 2024 with no comparable activity in 2025. Partially offsetting these declines was an increase in servicing fees, driven by an increase in the average servicing portfolio period over period.
●	The increase in total expenses year over year was primarily due to increases in indemnified and repurchased loan expenses and asset impairments and other expenses. The increases were primarily the result of (i) investment impairments related to assets held by one of our affordable operating subsidiaries, (ii) an increase in costs associated with the indemnified and repurchased loan portfolios from 2024 and 2025, and (iii) the write off of unamortized debt issuance costs associated with the refinancing of our corporate debt in the first quarter of 2025. Personnel costs also increased primarily due to higher salaries, benefits, and severance costs.
●	The increase in expenses was the primary driver of the decreases in operating margin, adjusted EBITDA, and diluted EPS.

FULL-YEAR FINANCIAL RESULTS - CORPORATE
(in thousands)	2025	2024	$ Variance	% Variance
Total revenues	$20,792	$16,000	$4,792	30%
Total expenses	185,321	167,416	17,905	11
Walker & Dunlop net income (loss)	$(118,684)	$(116,247)	$(2,437)	2%
Key performance metric:
Adjusted EBITDA	$(139,453)	$(128,575)	$(10,878)	8%
Diluted earnings (loss) per share	(3.46)	(3.43)	(0.03)	1

CORPORATE - DISCUSSION OF FULL-YEAR RESULTS:

●	Total revenues increased primarily due to a change to income from equity method investments in 2025 from a loss from equity method investments in 2024.
●	Total expenses increased primarily due to increased personnel costs, asset impairment and other expenses, and other operating expenses year over year. Personnel expense increased largely due to increased salaries and benefits, driven by an increase in average segment headcount, partially offset by a decrease in subjective bonus accrual related to company performance. The increase in asset impairments and other expenses was driven by increased legal and other professional fees related to increased compliance costs and other corporate initiatives, while other operating expenses saw a rise in software and travel and entertainment costs.

CAPITAL SOURCES AND USES

On February 25, 2026, the Company’s Board of Directors declared a dividend of $0.68 per share for the first quarter of 2026. The dividend will be paid on March 27, 2026, to all holders of record of the Company’s restricted and unrestricted common stock as of March 13, 2026.

On February 12, 2025, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period starting from February 21, 2025 (the “2025 Share Repurchase Program”). As of December 31, 2025, we had not repurchased any shares of common stock under the 2025 Share Repurchase Program. On February 13, 2026, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period starting from February 26, 2026 (the “2026 Share Repurchase Program”).

Any repurchases made pursuant to the 2026 Share Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

Fourth quarter 2025 Earnings Release

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, February 26, 2026, at 8:30 a.m. EST
Phone:	(800) 330-6710 from within the United States; (312) 471-1353 from outside the United States
Confirmation Code:	1125082
Webcast Link:	https://event.webcasts.com/starthere.jsp?ei=1751166&tp_key=b177df1a08

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. Our innovative people, breadth of our brand, and our technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, goodwill impairment and other adjustments. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, loan repurchase losses, stock-based compensation, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of deferred issuance costs associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company’s underlying business.

Fourth quarter 2025 Earnings Release

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations, and (7) our obligations to repurchase or indemnify the GSEs for loans we originate under their programs, including additional charges or losses related to loans we have already repurchased or indemnified and new repurchase requests we may receive from the GSEs related to the previously identified instances of borrower fraud, additional instances of borrower fraud, or other reasons.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Fourth quarter 2025 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Consolidated Balance Sheets

Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2025	2025	2025	2025	2024
Assets
Cash and cash equivalents	$299,315	$274,828	$233,712	$180,971	$279,270
Restricted cash	22,772	44,462	41,090	32,268	25,156
Pledged securities, at fair value	224,954	221,730	218,435	214,374	206,904
Loans held for sale, at fair value	1,436,350	2,197,739	1,177,837	946,372	780,749
Mortgage servicing rights	808,145	805,975	817,814	825,761	852,399
Goodwill	868,710	868,710	868,710	868,710	868,710
Other intangible assets	141,877	145,631	149,385	153,139	156,893
Receivables, net	419,358	374,316	360,646	372,689	335,879
Committed investments in tax credit equity	241,401	257,564	194,479	337,510	313,230
Other assets	596,596	606,320	612,932	580,084	562,803
Total assets	$5,059,478	$5,797,275	$4,675,040	$4,511,878	$4,381,993

Liabilities
Warehouse notes payable	$1,420,272	$2,175,157	$1,157,234	$931,002	$781,706
Corporate notes payable	829,218	829,909	828,657	825,556	768,044
Allowance for risk-sharing obligations	37,546	34,140	33,191	31,871	28,159
Deferred tax liabilities, net	237,001	240,912	240,929	241,456	241,386
Commitments to fund investments in tax credit equity	219,949	223,788	168,863	295,052	274,975
Other liabilities	569,630	515,903	484,368	442,852	527,860
Total liabilities	$3,313,616	$4,019,809	$2,913,242	$2,767,789	$2,622,130

Temporary Equity
Profit interests of a wholly owned subsidiary subject to possible redemption	$(1,036)	$—	$—	$—	$—

Stockholders' Equity
Common stock	$334	$333	$333	$333	$332
Additional paid-in capital	450,434	444,127	438,129	432,788	429,000
Accumulated other comprehensive income (loss)	1,876	1,833	2,764	1,295	586
Retained earnings	1,282,390	1,319,274	1,308,792	1,297,764	1,317,945
Total stockholders’ equity	$1,735,034	$1,765,567	$1,750,018	$1,732,180	$1,747,863
Noncontrolling interests	11,864	11,899	11,780	11,909	12,000
Total permanent equity	$1,746,898	$1,777,466	$1,761,798	$1,744,089	$1,759,863
Commitments and contingencies	—	—	—	—	—
Total liabilities, temporary equity, and permanent equity	$5,059,478	$5,797,275	$4,675,040	$4,511,878	$4,381,993

Fourth quarter 2025 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands, except per share amounts)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
Revenues
Origination fees	$103,614	$97,845	$94,309	$46,381	$93,942	$342,149	$276,562
MSR income	50,060	48,657	53,153	27,811	55,920	179,681	153,593
Servicing fees	86,339	85,189	83,693	82,221	82,961	337,442	325,644
Property sales broker fees	28,488	26,546	14,964	13,521	21,175	83,519	60,583
Investment management fees	11,192	6,178	7,577	9,682	(3,110)	34,629	36,976
Net warehouse interest income (expense)	(909)	(2,035)	(1,760)	(786)	(2,186)	(5,490)	(7,033)
Placement fees and other interest income	37,085	46,302	35,986	33,211	43,962	152,584	167,961
Other revenues	24,155	28,993	31,318	25,326	48,787	109,792	118,204
Total revenues	$340,024	$337,675	$319,240	$237,367	$341,451	$1,234,306	$1,132,490

Expenses
Personnel	$187,113	$177,418	$161,888	$121,390	$169,178	$647,809	$559,246
Amortization and depreciation	62,084	60,041	58,936	57,621	68,054	238,682	237,549
Provision (benefit) for credit losses	3,105	949	1,820	3,712	4,529	9,586	10,839
Interest expense on corporate debt	15,983	16,451	16,767	15,514	15,921	64,715	69,686
Goodwill impairment	—	—	—	—	33,000	—	33,000
Fair value adjustments to contingent consideration liabilities	(8,243)	—	—	—	(48,955)	(8,243)	(50,321)
Indemnified and repurchased loan expenses	35,784	3,526	683	857	8,455	40,850	10,573
Asset impairments and other expenses	30,390	663	1,478	4,215	1,081	36,746	1,181
Other operating expenses	32,365	32,690	31,294	28,814	38,068	125,163	129,236
Total expenses	$358,581	$291,738	$272,866	$232,123	$289,331	$1,155,308	$1,000,989
Income (loss) before taxes	$(18,557)	$45,937	$46,374	$5,244	$52,120	$78,998	$131,501
Income tax expense (benefit)	(5,447)	12,516	12,425	2,519	10,955	22,013	30,543
Net income before noncontrolling interests and temporary equity holders	$(13,110)	$33,421	$33,949	$2,725	$41,165	$56,985	$100,958
Less: net income (loss) from noncontrolling interests	(36)	(31)	(3)	(29)	(3,671)	(99)	(7,209)
Less: net income (loss) attributable to temporary equity holders	837	—	—	—	—	837	—
Walker & Dunlop net income (loss)	$(13,911)	$33,452	$33,952	$2,754	$44,836	$56,247	$108,167
Other comprehensive income (loss), net of tax	43	(931)	1,469	709	(880)	1,290	1,065
Walker & Dunlop comprehensive income (loss)	$(13,868)	$32,521	$35,421	$3,463	$43,956	$57,537	$109,232

Effective Tax Rate	29%	27%	27%	48%	21%	28%	23%

Basic earnings (loss) per share	$(0.41)	$0.98	$1.00	$0.08	$1.32	$1.65	$3.19
Diluted earnings (loss) per share	(0.41)	0.98	0.99	0.08	1.32	1.64	3.19
Cash dividends paid per common share	0.67	0.67	0.67	0.67	0.65	2.68	2.60

Basic weighted-average shares outstanding	33,388	33,376	33,358	33,264	33,192	33,347	33,116
Diluted weighted-average shares outstanding	33,410	33,397	33,371	33,296	33,223	33,369	33,158

Fourth quarter 2025 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands, except per share data and unless otherwise noted)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$2,785,231	$2,141,092	$3,114,308	$1,511,794	$3,225,633	$9,552,425	$7,641,161
Freddie Mac	2,023,592	3,664,380	1,752,597	808,247	1,553,495	8,248,816	5,227,550
Ginnie Mae - HUD	153,748	325,169	288,449	148,158	116,437	915,524	588,529
Brokered (1)	8,675,937	4,512,729	6,335,071	2,552,943	4,893,643	22,076,680	16,093,776
Principal Lending and Investing (2)	167,700	199,250	147,800	175,500	207,000	690,250	603,650
Total Debt Financing Volume	$13,806,208	$10,842,620	$11,638,225	$5,196,642	$9,996,208	$41,483,695	$30,154,666
Property Sales Volume	4,524,142	4,672,875	2,313,585	1,839,290	3,450,614	13,349,892	9,751,223
Total Transaction Volume	$18,330,350	$15,515,495	$13,951,810	$7,035,932	$13,446,822	$54,833,587	$39,905,889

Key Performance Metrics:
Operating margin	(5)%	14%	15%	2%	15%	6%	12%
Return on equity	(3)	8	8	1	10	3	6
Walker & Dunlop net income (loss)	$(13,911)	$33,452	$33,952	$2,754	$44,836	$56,247	$108,167
Adjusted EBITDA (3)	38,755	82,084	76,811	64,966	94,577	262,616	328,549
Diluted earnings (loss) per share	(0.41)	0.98	0.99	0.08	1.32	1.64	3.19
Adjusted core EPS (4)	0.28	1.22	1.15	0.85	1.34	3.50	4.97

Key Expense Metrics (as a percentage of total revenues):
Personnel expense	55%	53%	51%	51%	50%	52%	49%
Other operating expenses	10	10	10	12	11	10	11
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.75%	0.90%	0.82%	0.90%	0.94%	0.83%	0.92%
Agency MSR rate (6)	1.01	0.79	1.03	1.13	1.14	0.96	1.14

Other Data:
Market capitalization at period end	$2,048,798	$2,847,907	$2,395,939	$2,901,726	$3,282,018
Closing share price at period end	$60.15	$83.62	$70.48	$85.36	$97.21
Average headcount	1,464	1,438	1,400	1,394	1,391

Components of Servicing Portfolio (end of period):
Fannie Mae	$72,708,372	$71,006,342	$70,042,909	$69,176,839	$68,196,744
Freddie Mac	42,595,441	40,473,401	39,433,013	38,556,682	39,185,091
Ginnie Mae - HUD	11,563,020	11,298,108	11,008,314	10,882,857	10,847,265
Brokered (7)	17,111,320	16,553,827	16,864,888	17,032,338	17,057,912
Total Servicing Portfolio	$143,978,153	$139,331,678	$137,349,124	$135,648,716	$135,287,012
Assets under management (8)	18,631,100	18,521,907	18,623,451	18,518,413	18,423,463
Total Managed Portfolio	$162,609,253	$157,853,585	$155,972,575	$154,167,129	$153,710,475

Key Servicing Portfolio Metrics (end of period):
Custodial escrow account deposits (in billions)	$3.1	$2.8	$2.7	$2.4	$2.7
Weighted-average servicing fee rate (basis points)	23.6	24.0	24.1	24.4	24.2
Weighted-average remaining servicing portfolio term (years)	7.2	7.4	7.4	7.5	7.7

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies.
(8)	WDAE assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Fourth quarter 2025 Earnings Release

KEY CREDIT METRICS

Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$65,087,136	$63,382,256	$61,486,070	$60,493,946	$59,304,888
Fannie Mae Modified Risk	7,621,236	7,624,086	8,556,839	8,682,893	8,891,856
Freddie Mac Modified Risk	15,000	10,000	10,000	15,000	15,000
Total risk-sharing servicing portfolio	$72,723,372	$71,016,342	$70,052,909	$69,191,839	$68,211,744

Non-risk-sharing servicing portfolio:
Freddie Mac No Risk	$42,580,441	$40,463,401	$39,423,013	$38,541,682	$39,170,091
GNMA - HUD No Risk	11,563,020	11,298,108	11,008,314	10,882,857	10,847,265
Brokered	17,111,320	16,553,827	16,864,888	17,032,338	17,057,912
Total non-risk-sharing servicing portfolio	$71,254,781	$68,315,336	$67,296,215	$66,456,877	$67,075,268
Total loans serviced for others	$143,978,153	$139,331,678	$137,349,124	$135,648,716	$135,287,012

Loans held for investment (full risk)	$36,926	$36,926	$36,926	$36,926	$36,926
Indemnification reserves	23,920	—	—	—	5,527
Interim Loan Joint Venture Managed Loans (1)	32,965	76,215	76,215	173,315	173,315

At-risk servicing portfolio (2)	$68,649,960	$66,946,180	$65,378,944	$64,450,319	$63,365,672
Maximum exposure to at-risk portfolio (3)	14,052,667	13,704,585	13,382,410	13,200,846	12,893,593
Defaulted loans(4)	158,821	139,020	108,530	108,530	41,737

Defaulted loans as a percentage of the at-risk portfolio	0.23%	0.21%	0.17%	0.17%	0.07%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.05	0.05	0.04
Allowance for risk-sharing as a percentage of maximum exposure	0.27	0.25	0.25	0.24	0.22

(1)	This balance consisted entirely of Interim Program JV managed loans. We indirectly share in a portion of the risk of loss associated with Interim Program JV managed loans through our 15% equity ownership in the Interim Program JV. We have no exposure to risk of loss for the loans serviced directly for the Interim Program JV partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table above.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac SBL portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Fourth quarter 2025 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(13,911)	$33,452	$33,952	$2,754	$44,836	$56,247	$108,167
Income tax expense (benefit)	(5,447)	12,516	12,425	2,519	10,955	22,013	30,543
Interest expense on corporate debt	15,983	16,451	16,767	15,514	15,921	64,715	69,686
Amortization and depreciation	62,084	60,041	58,936	57,621	68,054	238,682	237,549
Provision (benefit) for credit losses	3,105	949	1,820	3,712	4,529	9,586	10,839
Loan repurchase losses (1)	20,092	—	—	—	—	20,092	—
Net write-offs	—	—	—	—	—	—	(468)
Stock-based compensation expense	6,909	7,332	6,064	6,442	7,702	26,747	27,326
Goodwill impairment, net of contingent consideration liability fair value adjustments(2)	—	—	—	—	(1,500)	—	(1,500)
Write-off of unamortized issuance costs from corporate debt paydown(3)	—	—	—	4,215	—	4,215	—
MSR income	(50,060)	(48,657)	(53,153)	(27,811)	(55,920)	(179,681)	(153,593)
Adjusted EBITDA	$38,755	$82,084	$76,811	$64,966	$94,577	$262,616	$328,549

(1)	Presented as a component of Indemnified and repurchased loan expenses on the Consolidated Statements of Income and Comprehensive Income.
(2)	For the three months and year ended December 31, 2024, includes goodwill impairment of $33.0 million and contingent consideration liability fair value adjustments of $34.5 million.
(3)	Presented as a component of Asset impairments and other expenses on the Consolidated Statements of Income.

Fourth quarter 2025 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended December 31,		For the year ended December 31,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$26,387	$40,497	$89,819	$66,664
Income tax expense (benefit)	10,170	11,586	35,019	20,275
Interest expense on corporate debt	4,316	4,451	17,506	19,489
Amortization and depreciation	1,146	1,139	4,579	4,551
Stock-based compensation expense	3,829	3,920	14,514	15,856
Goodwill impairment, net of contingent consideration liability fair value adjustments (1)	—	(1,500)	—	(1,500)
Write-off of unamortized issuance costs from corporate debt paydown(2)	—	—	1,264	—
MSR income	(50,060)	(55,920)	(179,681)	(153,593)
Adjusted EBITDA	$(4,212)	$4,173	$(16,980)	$(28,258)

	Servicing & Asset Management
	Three months ended December 31,		For the year ended December 31,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(8,518)	$36,553	$85,112	$157,750
Income tax expense (benefit)	(3,818)	7,007	32,839	45,437
Interest expense on corporate debt	10,200	9,986	41,345	43,834
Amortization and depreciation	58,269	65,155	225,640	226,067
Provision (benefit) for credit losses	3,105	4,529	9,586	10,839
Loan repurchase losses (3)	20,092	—	20,092	—
Net write-offs	—	—	—	(468)
Stock-based compensation expense	462	538	1,906	1,923
Write-off of unamortized issuance costs from corporate debt paydown(2)	—	—	2,529	—
Adjusted EBITDA	$79,792	$123,768	$419,049	$485,382

	Corporate
	Three months ended December 31,		For the year ended December 31,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(31,780)	$(32,214)	$(118,684)	$(116,247)
Income tax expense (benefit)	(11,799)	(7,638)	(45,845)	(35,169)
Interest expense on corporate debt	1,467	1,484	5,864	6,363
Amortization and depreciation	2,669	1,760	8,463	6,931
Stock-based compensation expense	2,618	3,244	10,327	9,547
Write-off of unamortized issuance costs from corporate debt paydown(2)	—	—	422	—
Adjusted EBITDA	$(36,825)	$(33,364)	$(139,453)	$(128,575)

(1)	For the three months and year ended December 31, 2024, includes goodwill impairment of $33.0 million and contingent consideration liability fair value adjustments of $34.5 million.
(2)	Presented as a component of Asset impairments and other expenses on the Consolidated Statements of Income.
(3)	Presented as a component of Indemnified and repurchased loan expenses on the Consolidated Statements of Income and Comprehensive Income.

Fourth quarter 2025 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income (Loss)	$(13,911)	$33,452	$33,952	$2,754	$44,836	$56,247	$108,167
Provision (benefit) for credit losses	3,105	949	1,820	3,712	4,529	9,586	10,839
Loan repurchase losses(1)	20,092	—	—	—	—	20,092	—
Net write-offs	—	—	—	—	—	—	(468)
Amortization and depreciation	62,084	60,041	58,936	57,621	68,054	238,682	237,549
MSR income	(50,060)	(48,657)	(53,153)	(27,811)	(55,920)	(179,681)	(153,593)
Goodwill impairment	—	—	—	—	33,000	—	33,000
Contingent consideration accretion and fair value adjustments	(8,226)	18	41	40	(48,822)	(8,127)	(48,692)
Write-off of unamortized issuance costs from corporate debt paydown(2)	—	—	—	4,215	—	4,215	—
Income tax expense adjustment(3)	(3,662)	(3,856)	(2,429)	(11,355)	(177)	(21,302)	(18,264)
Adjusted Core Net Income	$9,422	$41,947	$39,167	$29,176	$45,500	$119,712	$168,538

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$(13,911)	$33,452	$33,952	$2,754	$44,836	$56,247	$108,167
Diluted weighted-average shares outstanding	33,410	33,397	33,371	33,296	33,223	33,369	33,158
Diluted earnings (loss) per share	$(0.41)	$0.98	$0.99	$0.08	$1.32	$1.64	$3.19

Adjusted Core Net Income	$9,422	$41,947	$39,167	$29,176	$45,500	$119,712	$168,538
Diluted weighted-average shares outstanding	33,410	33,397	33,371	33,296	33,223	33,369	33,158
Adjusted Core EPS	$0.28	$1.22	$1.15	$0.85	$1.34	$3.50	$4.97

(1)
Presented as a component of Indemnified and repurchased loan expenses on the Consolidated Statements of Income and Comprehensive Income
(2)
Presented as a component of Asset impairments and other expenses on the Consolidated Statements of Income.
(3)
Income tax impact of the above adjustments to adjusted core net income. Uses (i) quarterly effective tax rate as disclosed in the Consolidated Statements of Income and Comprehensive Income in this press release, (ii) estimated annual effective rate, or (iii) annual marginal tax rate.